UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2023

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Merger Approvals and Expected Closing Date

As previously disclosed, on February 23, 2022, South Jersey Industries, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are part of the Infrastructure Investments Fund, a private investment vehicle focused on investing in critical infrastructure assets.

On January 25, 2023, the Company issued a press release announcing that the parties had received the approval of the New Jersey Board of Public Utilities to consummate the Merger. The Company previously received approvals required to consummate the Merger from the Federal Energy Regulatory Commission, the Federal Communications Commission, the Federal Trade Commission and the Antitrust Division of the Department of Justice. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects the Merger to close on or around February 1, 2023, subject to satisfaction or waiver of the remaining conditions to the closing of the Merger. As a result of the Merger, shares of common stock, $1.25 par value per share, of the Company (the “Company Common Stock”) will cease to be listed for trading on the New York Stock Exchange (the “NYSE”). In connection with the Merger, the Company also has provided notice to NYSE that it is voluntarily delisting its 5.625% Junior Subordinated Notes due 2079 and its Corporate Units from the NYSE. A Form 25 with respect to the delisting will be filed on or about February 6, 2023.

Stub Period Dividend

The Company expects that prior to the closing of the Merger, the Board of Directors of the Company (the “Board”) will declare a “stub period” dividend as allowed by the terms and provisions of the Merger Agreement. The Company expects that the dividend, as and when declared by the Board, will be in an amount equal to $0.1499 per share of Company Common Stock (which reflects the most recent regular quarterly dividend rate of $0.3100 per share, divided by 91 days, and multiplied by the number of days from and including December 20, 2022, the day after the record date for the most recent regular quarterly Company Common Stock dividend, to and including the day on which the Merger occurs, which is expected to be February 1, 2023). The Company expects that the “stub period” dividend, as and when declared by the Board, will be payable to the holders of record of Company Common Stock as of the close of business on the last day that Company Common Stock is traded on the NYSE, which is expected to be February 1, 2023, subject to the satisfaction of conditions to closing.

Item 9.01	Financial and Exhibits

Exhibit Index

99.1	Press Release issued by South Jersey Industries, Inc. on January 25, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: January 25, 2023	/s/ Michael J. Renna
Michael J. Renna
President and CEO